                                                                  EXHIBIT (1)(b)


                                     KeyCorp

                                  $750,000,000

                       Senior Medium-Term Notes, Series D

                    Subordinated Medium-Term Notes, Series C

                     Due 9 months or more from Date of Issue

                             DISTRIBUTION AGREEMENT
                             ----------------------



                                                                   August , 1996
SALOMON BROTHERS INC
Seven World Trade Center
New York, New York  10048

CHASE SECURITIES INC.
270 Park Avenue
New York, New York  10017

CITICORP SECURITIES, INC.
399 Park Avenue
New York, New York  10043

CS FIRST BOSTON CORPORATION
Park Avenue Plaza
55 East 52nd Street
New York, New York  10005

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York  10004

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York  10260


Dear Sirs:

                  KeyCorp, an Ohio corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of its Senior Medium-Term Notes, Series D and Subordinated Medium-Term Notes, Series C due 9 months or more from date of issue (the "Notes") in an aggregate initial offering price of up to $750,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies), as such amount shall be reduced by the aggregate initial offering price of any other debt securities issued by the Company, whether within or without the United States ("Other Securities") pursuant to the registration statement referred to below, and agrees with each of you (individually, an "Agent", and collectively, the "Agents", which term shall include any additional agents appointed pursuant to Section 13 hereof) as set forth in this Agreement. The Notes may be issued as senior indebtedness (the "Senior Notes") or as subordinated indebtedness (the "Subordinated Notes") of the Company. The Senior Notes will be issued under an indenture, dated as of June 10, 1994 (as the same may be supplemented or amended from time to time, the "Senior Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Senior Trustee"), and the Subordinated Notes will be issued under an indenture, dated as of June 10, 1994 (as the same may be supplemented or amended from time to time, the "Subordinated Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Subordinated Trustee"). The Senior Indenture and Subordinated Indenture are herein sometimes collectively referred to individually as an "Indenture" and collectively as "Indentures" and the Senior Trustee and Subordinated Trustee are herein sometimes collectively referred to individually as a "Trustee" and collectively as the "Trustees". Wherever the terms "Indenture" and "Trustee" are used with respect to a specific issuance of Notes they shall mean the Senior Indenture and Senior Trustee, in the case of an issuance of unsecured and unsubordinated Notes, and the Subordinated Indenture and Subordinated Trustee, in the case of an issuance of unsecured and subordinated Notes. The Notes shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the supplement to the Basic Prospectus referred to below. The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

                  On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Notes directly to investors (other than broker-dealers, except as provided in Section 2(a)) on its own behalf, the Company hereby (i) appoints the Agents as the agents of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to any Agent as principal, it will enter into a separate agreement (each such agreement, a "Terms Agreement"), substantially in the form of Exhibit A hereto, relating to such sale in accordance with Section 2(b) hereof.

                  The Company has prepared and filed a registration statement on Form S-3 (No. 33- ), including a prospectus, relating to the Notes with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act supplements to the Basic Prospectus included in the Registration Statement that will describe certain terms of the Notes. The Registration Statement, including the exhibits thereto, as amended to the Commencement Date (as hereinafter defined) is hereinafter referred to as the "Registration Statement" and the prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as supplemented by the prospectus supplement or supplements (each, a "Prospectus Supplement") specifically relating to the

Notes in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

                  1. REPRESENTATIONS. The Company represents and warrants to, and agrees with, each Agent as of the Commencement Date (as hereinafter defined), as of each date on which you solicit offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

                  (a) The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

                  (b) The Company meets the requirements for use of Form S-3 under the Securities Act and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"); each part of the Registration Statement and any amendment or supplement thereto, as of the date such part became or becomes effective, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; each Prospectus, and any amendment or supplement thereto, as of the date thereof, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for use in connection with the preparation of the Registration Statement and such Prospectus.

                  (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, comply, or will comply, as the case may be, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (d) (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries; (ii) each of its national bank subsidiaries is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such; each of its state-chartered bank subsidiaries is a duly organized and validly existing state-chartered bank under the laws of the jurisdiction of its organization, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such; each of its other significant subsidiaries, as defined in Regulation S-X (the "Significant Subsidiaries"), is duly organized and validly existing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to conduct its business; and (iii) all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (except, with respect to any subsidiary that is a national bank, as provided by
         Section 55 of Title 12 of the United States Code; and, with respect to any subsidiary that is a bank incorporated under state law, except as provided by the laws of any such states and except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, pledge, lien, charge or other encumbrance or adverse claim.

                  (e) Each of this Agreement and any other applicable Terms Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The Notes have been duly authorized and established in conformity with the provisions of the relevant Indenture, and, when issued and delivered in accordance with the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement and any applicable Terms Agreement, will have been duly executed, issued and delivered by the Company and will constitute valid and binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and will be entitled to the benefits provided by the Indenture, the Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitutes a valid and binding instrument enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms, and the Notes of any particular issuance of Notes will conform in all material respects, to the summary descriptions thereof in the Prospectus as amended or supplemented to relate to such issuance of Notes.

                  (g) The execution and delivery by the Company of this Agreement, the Notes, the Indentures and any applicable Terms Agreement, the issue and sale of the Notes and the performance by the Company of all of its obligations under this Agreement, the Notes, the Indentures and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action contravene or result in any violation of the provisions of the Amended and Restated Articles of Incorporation or the Regulations of the Company or any applicable statute, rule or regulation or to the best of its knowledge, any order of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties.

                  (h) To the knowledge of the Company and except as set forth in the Prospectus, there is no threatened action, suit or proceeding that could reasonably be expected to result in any material adverse change in the condition (financial or other), business or results of operations of the Company and its subsidiaries, or could reasonably be expected to materially and adversely affect the properties or assets thereof.

                  (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or other), business or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

                  (j) The Company has complied and will comply with all applicable provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

                  (k) Immediately after any sale of Notes by the Company hereunder or under any applicable Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any securities of the Company (other than the Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement.


                  2. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL. (a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, Notes or any other debt securities with a maturity at the time of original issuance of 9 months or more except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Notes directly on its own behalf to investors (other than broker-dealers, except to the extent set forth in the next succeeding sentence). The Company may also sell Notes to an Agent acting as principal for its own account or for resale to one or more investors. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Issuer shall not solicit or accept offers to purchase Notes through any agent other than an Agent without amending this Agreement to appoint such agent an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and without giving the Agents prior notice of such appointment; except, that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, only if, (i) such agent is engaged on terms substantially similar (including the same commission schedule as set forth herein) to the applicable terms of this Agreement (without being required to become a party hereto) and (ii) the Agents are given notice of such purchase promptly, in each case after the purchase is agreed to.

                  The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, each Agent will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Company shall not be required to deliver any opinions, letters or certificates in accordance with Sections 4(i), 4(j) and 4(k); provided that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered for the Notes or for a change that the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such opinions, letters and certificates as such Agent may request.

                  The Company agrees to pay each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note in an amount equal to the following applicable percentage of the principal amount of such Note sold:

                                                                                                Commission
                                                                                               (percentage of
                                                                                                   aggregate
                                                                                              principal amount
RANGE OF MATURITIES                                                                            OF NOTES SOLD)
From 9 months to less than 1 year ......................................................           .125%
From 1 year to less than 18 months......................................................           .150%
From 18 months to less than 2 years.....................................................           .200%
From 2 years to less than 3 years.......................................................           .250%
From 3 years to less than 4 years.......................................................           .350%
From 4 years to less than 5 years.......................................................           .450%
From 5 years to less than 6 years.......................................................           .500%
From 6 years to less than 7 years.......................................................           .550%
From 7 years to less than 10 years......................................................           .600%
From 10 years to less than 15 years.....................................................           .625%
From 15 years to less than 20 years.....................................................           .700%
From 20 years to 30 years...............................................................           .750%
Greater than 30 years...................................................................     Negotiated at the
                                                                                             time of issuance

                  The Agents are authorized to solicit offers to purchase Notes only in the principal amount of $100,000 (or, in the case of Notes not denominated in U.S. dollars, the equivalent thereof in the applicable foreign currency or composite currency, rounded down to the nearest 1,000 units of such foreign currency or composite currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such foreign currency or composite currency). Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Notes, as a whole or in part, that it considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained. The procedural details relating to the issue and delivery of Notes sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).

                  (b) PURCHASE AS PRINCIPAL. Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each Terms Agreement will take the form of Exhibit A hereto but may take the form of either (i) a written agreement between you and the Company which may be substantially in the form of Exhibit A hereto or (ii) an oral agreement between you and the Company confirmed in writing by you to the Company.

                  The commitment of any Agent to purchase Notes as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties (made or deemed to have been made as of the date of the Terms Agreement and as of the Time of Delivery (as defined below)) of the Company herein contained and shall be subject to the terms and conditions set forth herein and in the applicable Terms Agreement. Each Terms Agreement by an Agent to purchase Notes as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Notes, the maturity date of such Notes, the interest rate or interest rate basis, if any, applicable to such Notes, any other terms of such Notes, the time and date and place of delivery of and payment for such Notes (the time and date of any and each such delivery and payment, the "Time of Delivery"), any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of Notes, and shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures.

                  Unless otherwise specified in a Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers or to investors and other purchasers.

Any such sales to other dealers may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes. Any such sales to investors and other purchasers may be at prevailing market prices, or prices related thereto at the time of such resale, at negotiated prices or otherwise, as determined by the Agent.

                  (c) OBLIGATIONS SEVERAL. The Company acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

                  (d) ADMINISTRATIVE PROCEDURES. The Agents and the Company agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the "Administrative Procedures") attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

                  3. COMMENCEMENT DATE. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) or as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Company shall be delivered to the Agents at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 11:00 A.M., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Notes is commenced or the first date on which the Company accepts an offer by any Agent to purchase Notes as principal (such time and date being referred to herein as the "Commencement Date").

                  4. COVENANTS OF THE COMPANY. The Company covenants and agrees with each Agent:

                  (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement which shall be reasonably disapproved by any Agent after reasonable opportunity to comment thereon, provided, however, that the foregoing shall not apply to any of the Company's periodic filings with the Commission described in subsection (iii) below, copies of which filings the Company will cause to be delivered to the Agents promptly after their transmission to the Commission for filing; (ii) subject to the foregoing clause
         (i), promptly to cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule
         424(b) under the Securities Act and to prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and to file such Pricing Supplement in accordance with Rule 424(b) under the

         Securities Act; and (iii) promptly to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes. The Company will promptly advise each Agent (A) of the filing of any amendment or supplement to the Basic Prospectus or any amendment to the Registration Statement and of the effectiveness of any such amendment to the Registration Statement; (B) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement; of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for any such purpose, or of any request by the Commission for any amendment or supplement of the Registration Statement or Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus; and (D) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose. The Company agrees to use every reasonable effort to prevent the issuance of any such stop order or of any order suspending any such qualification and, if issued, to use every reasonable effort to obtain the lifting thereof at the earliest possible moment. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

                  (b) To use its reasonable best efforts to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required in connection with the distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Agents) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as such Agent may reasonably designate; provided, however, that the Company shall not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

                  (c) To furnish each Agent and counsel to the Agents, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (d) below, to furnish each Agent as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as such Agent may reasonably request.

                  (d) If at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event shall occur as a result of which, in the opinion of counsel for the Agents or counsel for the Company, the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or, if in the opinion of the Agents or the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with law, to immediately notify the Agents by telephone (with confirmation in writing) and request each Agent (i) in its capacity as agent of the Company, to suspend solicitation of offers to purchase Notes from the Company (and, if so notified, such Agent shall cease such solicitations and cease using the Prospectus as soon as practicable, but in any event not later than one business day later); and (ii) to cease sales of any Notes such Agent may then own as principal. If the Company shall decide to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, reasonably satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as you may reasonably request. Notwithstanding the foregoing, if there is incorrect information in the written information furnished by the Agent or Agents to the Company for use in the Prospectus and if such Prospectus is required to be reprinted, then the expense of reprinting such Prospectus shall be borne, severally, by the Agent or Agents who shall have furnished such incorrect information. If any such amendment or supplement and any documents, opinions, letters and certificates furnished to the Agents pursuant to Sections 4(e), 4(i), 4(j) and 4(k) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 4(d), until the distribution of any Notes any Agent may own as principal has been completed or in the event such Agent, in the opinion of its counsel, is otherwise required to deliver a prospectus in respect of a transaction in the Notes, if any event described in this Section 4(d) occurs the Company will, at its own expense, promptly prepare and file with the Commission an amendment or supplement, satisfactory in all respects to such Agent; that will correct such statement or omission or effect such compliance, will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request and shall furnish to such Agent pursuant to Sections 4(e), 4(i), 4(j) and 4(k) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

                  (e) To furnish to the Agents during the term of this Agreement such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, the Administrative Procedures, any applicable Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall notify the Agents promptly in writing of any downgrading, or on its receipt of any notice of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any of the securities of, or guaranteed by, the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (f) To make generally available to its security holders and to such Agent as soon as practicable but not later than 90 days after the close of the period covered thereby earnings statements which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering periods of at least 12 months beginning in each case with the first day of the fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement with respect to each sale of Notes.

                  (g) So long as any Notes are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to holders of the Notes and copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and all material reports or other communications (financial or other) furnished to or filed with any national securities exchange on which any class of securities of the Company is listed.

                  (h) That, from the date of any applicable Terms Agreement with such Agent or other agreement by such Agent to purchase Notes as principal with a maturity of one year or longer and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are denominated in the same currency as such Notes and with a maturity of one year or longer, without the prior written consent of such Agent.

                  (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial) and each time the Company sells Notes to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specified the delivery of an opinion under this Section 4(i) as a condition to the purchase of Notes pursuant to such Terms Agreement or other agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of Thompson Hine & Flory P.L.L., and/or the General Counsel or any Senior Managing Counsel to the Company, dated the date of such amendment or supplement, or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the opinion referred to in Section 6(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinion, or, in lieu of such opinion, counsel last furnishing such an opinion, may furnish to the Agents a letter to the effect that such Agent may rely on the opinion of such counsel which was last furnished to such Agent to the same extent as though it were dated the date of such letter (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to date of delivery of such letter).

                  (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented to include or incorporate amended or supplemented financial information and each time the Company sells Notes to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Notes pursuant to such Terms Agreement or other agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter with such changes as may be necessary to reflect such amended or supplemented financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date, as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in
         Section 6(d) hereof which was last furnished to such Agent.

                  (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), and each time the Company sells Notes to such Agent as principal and the applicable Terms Agreement or other agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Notes pursuant to such Terms Agreement or other agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, of the same tenor as the certificates referred to in Section 6(e) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate or to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such date).

                  5. COSTS AND EXPENSES. The Company covenants and agrees with each Agent that the Company will, whether or not any sale of Notes is consummated, pay all costs and expenses incident to the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any expenses of the Trustee; (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto); (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Agents (or in connection with any Terms Agreement, the applicable Agent) may designate (including fees of counsel for the Agents (or such Agent) and their disbursements); (iv) in connection with the listing of the Notes on any stock exchange; (v) related to any filing with the National Association of Securities Dealers, Inc.; (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Agents and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided; (vii) payable to rating agencies in connection with the rating of the Notes; (viii) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder; and (ix) any advertising and out-of-pocket expenses incurred by the Agents.

                  6. CONDITIONS. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Notes, the obligation of any Agent to purchase Notes as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other purchaser to purchase Notes shall in each case be subject (1) to the condition that all representations and warranties of the Company herein and all statements of officers of the Company made in any certificate furnished pursuant to the provisions hereof are accurate (i) in the case of an Agent's obligation to solicit offers to purchase Notes, at and as of such Solicitation Time and (ii) in the case of any Agent's or any other purchaser's obligation to purchase Notes, at and as of the time the Company accepts the offer to purchase such Notes and, as the case may be, at and as of the related Time of Delivery or time of purchase; (2) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Company shall have complied with all its agreements and all conditions on its part to be performed or satisfied hereunder; and (3) to the following additional conditions when and as specified:

                  (a) Prior to such Solicitation Time or corresponding Time of Delivery or time of purchase, as the case may be:

                           (i) the Prospectus as amended or supplemented
                  (including, if applicable, the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

                           (ii) there shall not have occurred any downgrading,
                  nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act;

                           (iii) there shall not have occurred any change or any
                  development in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the applicable Agent, materially impairs the investment quality of the Notes; and

                           (iv) (A) trading generally shall not have been
                  suspended on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange, minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities shall not have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction; (B) trading in any securities of the Company shall not have been suspended by the Commission or a national securities exchange or in any over-the-counter market; (C) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities; or (D) there shall not have occurred any outbreak or escalation of hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character if, in the judgment of such Agent or Agents or of such other purchaser, the effect of any such outbreak, escalation, declaration, calamity or other event or occurrence makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented at the Solicitation Time or at the time such offer to purchase was made. Promptly after the determination by any such Agent or other purchaser that it is impractical or inadvisable to market the Notes, such Agent or other purchaser shall notify the Company of such determination in writing; but the omission so to notify the Company shall not act to modify the rights of the Agent or other purchaser under this Section 6(a)(iv)(A).

                  (b) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the General Counsel or Senior Managing Counsel to the Company and/or Thompson Hine & Flory P.L.L., Counsel to the Company, as indicated in the applicable Prospectus Supplement (it being understood that any opinion with respect to Key Bank of New York, Key Bank of Washington, Key Bank of Oregon, Key Bank of Maine, Key Bank of Idaho, Key Bank of Utah, Key Bank of Wyoming, Key Bank of Alaska or Key Bank of Colorado may be delivered by the General Counsel or Senior Managing Counsel to the Company) shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of Ohio and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; each of Key Bank National Association and Key Bank USA, National Association (the "National Banks") is a duly organized and validly existing national banking association under the laws of the United States and continues to hold a valid certificate to do business as such; each of Key Bank of New York, Key Bank of Washington, Key Bank of Oregon, Key Bank of Maine, Key Bank of Idaho, Key Bank of Utah, Key Bank of Wyoming, Key Bank of Alaska and Key Bank of Colorado (the "State Banks") is a duly organized and validly existing state chartered banking association under the laws of the States of New York, Washington, Oregon, Maine, Idaho, Utah, Wyoming, Alaska and

                  Colorado, respectively, and each continues to hold a valid certificate to do business as such; each of the Company, the National Banks and the State Banks has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each of the National Banks and the State Banks have been duly authorized and validly issued, are fully paid and non-assessable (exceptions to be specified) and (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

                           (ii) This Agreement and any applicable Terms
                  Agreement have been duly authorized, executed and delivered by the Company.

                           (iii) The Notes conform in all material respects to
                  the description thereof contained or incorporated by reference in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

                           (iv) The Notes have been duly authorized and, when
                  executed, authenticated and delivered in accordance with the terms of the applicable Indenture and issued to and paid for by any purchaser of Notes sold through an Agent as agent or any Agent as principal pursuant to any Terms Agreement or other agreement, will be entitled to the benefits of such applicable Indenture and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (v) The Indenture has been duly authorized, executed
                  and delivered by the Company and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act.

                           (vi) The issue and sale of the Notes and the
                  performance by the Company of its obligations under the Notes, the Indenture, this Agreement and any applicable Terms Agreement or other agreement pursuant to which an

                  Agent purchases Notes as principal and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound, the Company's Articles of Incorporation or Regulations, or any order known to such counsel of any court or governmental agency or body having jurisdiction over the Company.

                           (vii) No consent, approval, authorization, order,
                  registration or qualification of or filing with any court or governmental agency or body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement, any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Notes as principal, or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with offers and sales of the Notes from the Company and with purchases of Notes.

                           (viii) The Registration Statement has become
                  effective under the Securities Act; any required amendment or supplement to the Prospectus has been filed as required by
                  Section 4(a) hereof; and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

                           (ix) Such counsel is of the opinion ascribed to it in
                  the Prospectus under the caption "United States Tax Considerations", if any.

                           (x) Such counsel (A) is of the opinion that the
                  Registration Statement and the Prospectus each as amended or supplemented on the Commencement Date or the applicable Time of Delivery (except for the financial statements and other financial and statistical data included therein or omitted therefrom and the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the respective rules thereunder; (B) has no reason to believe that (except for the financial statements or other financial and statistical data included therein or omitted therefrom and the Statement of Eligibility (Form T- 1) under the Trust Indenture Act of the Trustee as to which such counsel need express no belief) each part of the Registration Statement, as amended (including the documents incorporated by reference therein), filed with the

                  Commission pursuant to the Securities Act relating to the Notes, when such part became effective and, as of the date such opinion is delivered, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (C) has no reason to believe that (except for the financial statements and other financial and statistical data included therein or omitted therefrom and the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee as to which such counsel need express no belief) the Prospectus, as amended or supplemented, if applicable, as of the date such opinion is delivered contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) does not know of any amendment to the Registration Statement required to be filed which is not filed as required; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 4(i) (other than in connection with a Terms Agreement), the opinion and belief set forth in clauses (A) and (C) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

                  Such opinion or opinions shall be to such further effect with respect to other legal matters relating to this Agreement, and the sale of the Notes, pursuant to this Agreement as counsel for the Agents may reasonably request. Such opinion or opinions shall be limited to New York, Ohio, Washington and federal law and, if applicable, the law of the state of incorporation of any other Significant Subsidiary. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions in which such counsel is not qualified and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Agents, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the National Banks and the State Banks and the Significant Subsidiaries and certificates of public officials.

                  In rendering their opinion, such counsel may rely upon the opinion of Shearman & Sterling referred to below as to any matters governed by New York law covered therein.

                  (c) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Shearman & Sterling, counsel to the Agents, shall have furnished to the relevant Agent or Agents such opinion or opinions, dated the Commencement Date or

         Time of Delivery, as the case may be, to the effect that the opinion delivered pursuant to Section 6(b) appears on its face to be appropriately responsive to the requirements of this Agreement and with respect to the incorporation of the Company, the validity of the Indenture, the securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent or Agents may reasonably request, and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering their opinion, such counsel may rely upon the opinion rendered on behalf of the Company referred to above as to all matters of Ohio law.

                  (d) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the Company's independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus, as then amended or supplemented, shall have furnished to the relevant Agent or Agents a letter, dated the Commencement Date or Time of Delivery, as the case may be to the effect set forth in Annex I hereto.

                  (e) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the relevant Agent or Agents shall have received from the Company a certificate or certificates signed by the Chairman of the Board, the President or an Executive Vice President, and by the principal financial or accounting officer, dated the Commencement Date or Time of Delivery, as the case may be, to the effect that, to the best of their knowledge based upon reasonable investigation (1) the representations and warranties of the Company contained herein are true and correct on and as of the Commencement Date or Time of Delivery, as the case may be, as if made on and as of such date, and the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder or under the applicable Terms Agreement or other agreement at or prior to the Commencement Date or Time of Delivery, as the case may be, and (2) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission.

                  (f) On the Commencement Date and at each Time of Delivery, the Company shall have furnished to the relevant Agent or Agents such further certificates and documents as such Agent or Agents may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the relevant Agent or Agents. The Company will furnish the relevant Agent or Agents with such conformed copies of such opinions, certificates, letters and other documents as the relevant Agent or Agents shall reasonably request.

                  7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or any other prospectus with respect to the Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you, or by any Agent through you, specifically for use therein and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) to the extent that any such loss, claim, damage or liability of such Agent results from the fact that such Agent sold Notes to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof in sufficient quantity to such Agent and the loss, claim, damage or liability of such Agent results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (excluding documents incorporated by reference) or in the Prospectus as then amended or supplemented (excluding documents incorporated by reference).

                  (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any other prospectus relating to the Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by you, or by such Agent through you, specifically for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties (and the reasonable fees and expenses of one such separate counsel shall be paid by the indemnifying party). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities,
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total compensation or profit (before deducting expenses) received or realized by the Agents from the purchase and resale, or underwriting, of the Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this subsection (d) to contribute shall be several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Securities Act; and the obligations of the Agents under this Section 7 shall be in addition to any liability that the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

                  8. TERMINATION. (a) This Agreement may be terminated at any time (i) by the Company with respect to any or all of the Agents or (ii) by any Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the discretion of the Agent or Agents that are parties thereto by notice given to the Company prior to the payment for any Note to be purchased thereunder, if at or prior to such time any of the conditions specified in Section 6(a) hereof shall not have been satisfied. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Notes which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the fourth paragraph of Section 2(a), Section 2(c), the last sentence of
Section 4(d) and Sections 4(f), 4(g), 5, 7, 9, 10, 12 and 15 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not yet occurred, the provisions of Sections 2(b), 2(d), 4(a) through 4(e), 4(h) through 4(k) and 6 shall also survive. If any Terms
Agreement is terminated, the provisions of the last sentence of Section 4(d) and Sections 2(b), 2(d), 4(a), 4(b), 4(e), 4(g) through 4(k), 5, 6, 7, 9, 10,
12 and 15 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

                  (b) If this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or any Terms Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement or any Terms Agreement or any condition of any Agent's obligations cannot be fulfilled, the Company agrees to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Notes.

                  9. POSITION OF THE AGENTS. Each Agent, in soliciting offers to purchase Notes from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

                  10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE. The respective indemnities and contribution agreements, representations, warranties and agreements of the Company herein or certificates of its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

                  11. NOTICES. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, and effective only on receipt, and will be delivered by hand, by mail (postage prepaid), by telegram (charges prepaid) or by telecopier. Communications to the Agents will be sent, in the case of Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048,
Attention: Medium Term Note Department (Facsimile Number: 212-783- 2274); in the case of Chase Securities Inc., 270 Park Avenue, New York, New York 10017,
Attention: Rick Zellweger (Facsimilie Number: 212-834-6534); in the case of Citicorp Securities, Inc., 399 Park Avenue, New York, New York 10043, Attention:
J. Darrell Thomas (Facsimile Number: 212-291-3910); in the case of CS First Boston Corporation, to Park Avenue Plaza, 55 East 52nd Street, New York, New York 10005, Attention: Robert W. Mitchell, Short and Medium-Term Finance Department (Facsimile Number: 212-318-1498), in the case of Goldman, Sachs & Co., to 85 Broad Street, New York, New York 10004, Attention: Credit Department (Credit Control-Medium Term Notes) (Facsimile Number: 212-357-8680); in the case of J.P. Morgan Securities Inc., to 60 Wall Street, 3rd Floor, New York, New York 10260, Attention: Medium Term Note Desk (Facsimile Number: 212-648- 5909); and, if sent to the Company, to it at 127 Public Square, Cleveland, Ohio 44114,
ATTENTION: Secretary and General Counsel (Telephone Number: (216) 689-3196; Telecopier Number: (216) 689-4121) with a COPY TO: the Senior Managing Counsel
- -- Securities.

                  12. SUCCESSORS. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and their respective successors and the officers, directors and controlling persons referred to in Section 7 and (to the extent expressly provided in Section 6) the purchasers of Notes, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.

                  13. AMENDMENTS. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on 7 days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

                  14. BUSINESS DAY. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day which is not a

Saturday or Sunday or legal holiday or a day on which banks in New York City are generally required or authorized by law or executive order to close.

                  15. APPLICABLE LAW. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

                  16. COUNTERPARTS. This Agreement and any Terms Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

                  17. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  If the foregoing is in accordance with your understanding, please sign and return to us five counter-parts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                          Very truly yours,

                                          KeyCorp


                                          By:____________________




Accepted in New York, New York, as of the date first above written:

Salomon Brothers Inc



By:____________________________
      Name:
      Title:


Chase Securities Inc.



By:____________________________
      Name:
      Title:

Citicorp Securities, Inc.



By:____________________________
      Name:
      Title:

CS First Boston Corporation



By:____________________________
      Name:
      Title:



_______________________________
(Goldman, Sachs & Co.)





J.P. Morgan Securities Inc.



By:____________________________
      Name:
      Title:

                                     ANNEX I

              Pursuant to Section 6(d) of the Distribution Agreement, the independent auditors shall furnish letters to the Agents to the effect that:

              (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published Securities Act Regulations.

              (2) In their opinion, the consolidated financial statements and any supplemental financial information or schedules audited by them and included or incorporated by reference in the Registration Statement or Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the published rules and regulations thereunder.

              (3) On the basis of procedures referred to in such letter, including a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Registration Statement and Prospectus and reading the internal unaudited consolidated interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available internal interim financial data (which internal unaudited interim financial data, if any, will be attached to each such letter to the Underwriters); and making inquiries of officials of the Company responsible for financial and accounting matters (including inquiries with respect to whether the unaudited consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and inquiries of certain officials of the Company who have responsibility for financial and accounting matters whether the internal unaudited consolidated interim financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement), nothing caused them to believe that:

              (A) (i) any material modifications should be made to the unaudited consolidated financial statements included in any Quarterly Reports on Form 10-Q which are incorporated by reference in the Registration Statement or Prospectus (the "10-Q Financials") for them to be in conformity with generally accepted accounting principles applicable to such financial statements and (ii) the 10-Q Financials do not comply as to form in all material respects with the applicable requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations; or

              (B) the internal unaudited consolidated interim financial statements of the Company are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement; or

              (C) at the date of the latest available internal unaudited consolidated interim financial statements of the Company, there was any increase in consolidated long-term debt or any decrease in consolidated shareholders' equity as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus except in all instances for decreases that the Prospectus discloses have occurred or may occur or as may be set forth in such letter; or

              (D) for the period from the date of the latest balance sheet included or incorporated by reference in the Prospectus to the date of the latest available internal financial statements of the Company, there was any decrease, as compared with the corresponding period of the previous year, in consolidated net interest income, consolidated net interest income after provision for possible loan losses, consolidated income before taxes or in the total or per common share amounts of consolidated net income, except in all cases for changes or decreases that the Prospectus discloses have occurred or may occur or as may be set forth in such letter;

              (E) as of a specified date not more than five days prior to the date of delivery of such letter to the Agent(s), there was any increase in consolidated long-term debt or any decrease in consolidated shareholders' equity as compared with the [amount shown in the latest balance sheet included or incorporated by reference in the Prospectus/amount shown in the latest internal unaudited consolidated interim financial statements], except for any decrease that the Registration Statement discloses has occurred or may occur.

              (4) In addition to their examination referred to in their reports incorporated by reference in the Registration Statement and Prospectus and the procedures referred to in (3) above, (a) they have carried out certain other procedures, not constituting an audit, with respect to certain of the dollar amounts, percentages and other financial information (in each case to the extent that such dollar amounts, percentages and other financial information, either directly or by analysis or computation, are derived from the general accounting records of the Company and its subsidiaries) which are included or incorporated by reference in the Prospectus (other than those appearing in the audited financial statements included therein) and appear in the Prospectus or incorporated documents, as agreed to by officers of the Company and the Representative(s), and have found such dollar amounts, percentages and financial information to be in agreement with the general accounting records of the Company and its subsidiaries and (b) if any pro forma financial information is included or incorporated by reference in the Registration Statement and Prospectus, they have carried out other procedures, not constituting an audit, with respect to such pro forma financial information and indicated the results thereof, if requested by the Agent(s) and agreed to by officers of the Company.

                                                                       Exhibit A


                                     KEYCORP

                       SENIOR MEDIUM-TERM NOTES, SERIES D

                    SUBORDINATED MEDIUM-TERM NOTES, SERIES C

                                 TERMS AGREEMENT


                                      ___________, 199_


KeyCorp
127 Public Square
Cleveland, Ohio 44114

Attention: ______________

Re:  Distribution Agreement dated August __, 1996 (the "Distribution Agreement")


                  The undersigned agrees to purchase your Medium-Term Notes having the following terms:

                  Title: ________________________

                  Specified Currency:_____________

                  Principal Amount:______________________

                  Original Issue Date:_____________

                  Settlement Date, Time and Place:_______________

                  Stated Maturity:_____________

                  Purchase _____% of Principal Amount, plus accrued interest, if any, from Settlement Date

                  Price to _____% of Principal Amount, plus accrued interest, if any, from Settlement Date

                  Redemption:

                      Initial Redemption Date (Dates):        , commencing
                      Additional Redemption Dates:
                      Initial Redemption Percentage:
                      Annual Redemption Percentage Reduction:

                  Repayment Price:

                  Initial accrual period OID:

                  Original Yield to Maturity

                            [(FOR FIXED RATE NOTES)]

                  Interest Rate:________________

                  Applicability of modified payment upon acceleration:

                  If yes, state issue price:

                  Amortization schedule:

                          [(FOR FLOATING RATE NOTES)]*

                  Initial Interest Rate:_________________

                  Base Rate (CD, Commercial Paper, Federal Funds, LIBOR, Prime,
                     Treasury, CMT, 11th District Cost of Funds, ______ ):______

                  Index Maturity (30, 60, 90 days, 6 months, 1 year,
                     other):_________________

                  Interest Reset Period (daily, weekly, monthly, quarterly,
                     semiannually, annually):_________________

                  Spread:__________  points (+/-)

                  Spread Multiplier:_____%

                  Maximum Interest Rate:_____%

                  Minimum Interest Rate:_____%

                  Initial Interest Reset Date:___________
___________________
*       See Prospectus Supplement dated ___________ for explanation of terms.

                  Interest Reset Dates:___________

                  Interest Determination Dates:___________

                  Interest Payment Dates:____________

                  Calculation Agent:

                  Other terms of Securities:

                  Provisions relating to underwriter
                     default, if any:

                  The provisions of Sections 1, 2(b) and 2(d) and 4 through 7, 10, 11, 12 and 15 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                  This Agreement is subject to termination in our absolute discretion on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions set forth in the last sentence of Section 8 of the Distribution Agreement shall survive for the purposes of this Agreement.

                  [THE CERTIFICATE REFERRED TO IN SECTION 4(K) OF THE DISTRIBUTION AGREEMENT, THE OPINION REFERRED TO IN SECTION 4(I) OF THE DISTRIBUTION AGREEMENT AND THE ACCOUNTANTS' LETTER REFERRED TO IN SECTION 4(J) OF THE DISTRIBUTION AGREEMENT WILL BE REQUIRED.]

                                                     [AGENT]



                                                     By:_____________________
                                                              (Title)

Accepted:

KEYCORP


By:___________________________
       (Title)

                                                                       Exhibit B

                                     KEYCORP

                       SENIOR MEDIUM-TERM NOTES, SERIES D
                    SUBORDINATED MEDIUM-TERM NOTES, SERIES C
                            ADMINISTRATIVE PROCEDURES


                  The Senior Medium-Term Notes, Series D (the "Notes") and the Subordinated Medium-Term Notes, Series C, are to be offered on a continuous basis by KeyCorp (the "Company"). Each of Salomon Brothers Inc, Chase Securities Inc., Citicorp Securities, Inc., CS First Boston Corporation, Goldman Sachs & Co., J.P. Morgan Securities Inc. (each, an "Agent" and collectively, the "Agents") has agreed to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement dated August __, 1996 (the "Agreement") between the Company and the Agents. In the Agreement, each Agent has agreed to use reasonable efforts to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account and, if such Agent so elects, the Company and such Agent will enter into a Terms Agreement, as contemplated by the Agreement. The Company may also solicit offers to purchase and may sell Notes directly on its own behalf to investors (other than broker-dealers).

                  The Notes will be issued under an Indenture, dated as of June 10, 1994 (as supplemented or amended from time to time, the "Senior Indenture") between the Company and Bankers Trust Company, as trustee (the "Senior Trustee"), with respect to unsecured and unsubordinated Notes, or the Indenture, dated as of June 10, 1994 (as supplemented or amended from time to time, the "Subordinated Indenture"), between the Company and Bankers Trust Company, as trustee (the "Subordinated Trustee"), with respect to unsecured and subordinated Notes. The Senior Indenture and Subordinated Indenture are herein collectively referred to as the "Indenture" and the Senior Trustee and Subordinated Trustee are herein collectively referred to as the "Trustee." Wherever the terms "Indenture" and "Trustee" are used with respect to a specific issuance of Notes they shall mean the Senior Indenture and Senior Trustee, in the case of an issuance of unsecured and unsubordinated Notes, and the Subordinated Indenture and Subordinated Trustee, in the case of an issuance of unsecured and subordinated Notes. Mellon Bank F.S.B., as agent for the Trustee, will be the Paying Agent, Registrar and Authenticating Agent and Mellon Bank F.S.B. will be the Calculation Agent for the Notes, and will perform the duties specified herein. Notes will bear interest at a fixed rate (the "Fixed Rate Notes"), which may be zero in the case of certain original issue discount notes (the "OID Notes"), or at floating rates (the "Floating Rate Notes"). Fixed Rate Notes may pay a level amount in respect of both interest and principal amortized over the life of the Notes ("Amortizing Notes"). Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a

"Certificated Note"). Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

                  Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on the Notes will be made in U.S. dollars in the manner indicated in the Prospectus and the Prospectus Supplement. Notes denominated in one or more currencies or currency units other than U.S. Dollars are referred to herein as "Foreign Currency Notes". For special provisions relating to Foreign Currency Notes, see the sections entitled "Special Provisions Relating to Foreign Currency Notes" in the Prospectus Supplement and "Foreign Currency Risks" in the Prospectus. Specific information concerning the foreign currency or currency unit in which a particular Foreign Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls, shall be contained in a Pricing Supplement to the Prospectus Supplement reflecting the terms of such Note.

                  The Company will advise each Agent in writing of those persons representing the Company with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

             PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

                  In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated as of the date hereof (the "Letter of Representation"), and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of April 18, 1989 and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").


Issuance:         On any date of settlement (as defined under "Settlement"
                  below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to U.S
                  $200,000,000 principal amount of all such Notes that have the same Maturity Date, redemption or repayment provisions, Interest Payment Dates, Original Issue Date, original issue discount provisions (if any), and, in the case of Fixed Rate
                  Notes, Interest Rate, modified payment upon acceleration (if any), amortization schedule (if any) or, in the case of Floating Rate Notes, Initial Interest Rate, Interest Payment
                  Dates, Interest Payment Period, Calculation Agent, Base Rate,
                  Index Maturity, Interest Reset Period, Interest Reset Dates,
                  Spread or Spread Multiplier (if any), Minimum Interest Rate
                  (if any) and Maximum Interest Rate (if any) and, in each case, any other relevant terms (collectively "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "Interest Accrual
                  Date," which will be (i) with respect to an original Global
                  Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global
                  Security, or in lieu of a destroyed, lost or stolen Global
                  Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor
                  Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security.
                  Each Global Security will bear an "Interest Accrual Date," which will be (i) with respect to an original Global Security
                  (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global
                  Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may currently be denominated and payable only in U.S. dollars. No
                  Global Security will represent (i) both Fixed Rate and
                  Floating Rate Book-Entry Notes or (ii) any Certificated Note.

Identification    The Company has arranged with the CUSIP Service Bureau of
Numbers:          Standard & Poor's Corporation (the "CUSIP Service Bureau") for
                  the reservation of a series of approximately 900 CUSIP numbers
                  (including tranche numbers) for assignment to the Global
                  Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to the Trustee, Registrar and DTC the written list of 900 CUSIP numbers of such series. The Company will assign CUSIP numbers to Global Securities as described below under Settlement
                  Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
                  Securities, the Trustee shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing
                  Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional
                  CUSIP numbers to the Trustee, Registrar and DTC.


Registration:     Each Global Security will be registered in the name of Cede &
                  Co., as nominee for DTC, on the security register maintained under the Indenture. The beneficial owner of a Book-Entry Note
                  (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC with respect to such Note (the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:        Transfers of a Book-Entry Note will be accompanied by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:        The Registrar may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest
                  Payment Date for such Book-Entry Notes, on which such Global
                  Securities shall be exchanged for a single replacement Global
                  Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Registrar will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new
                  CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Registrar will exchange such Global Securities for a single Global
                  Security bearing the new CUSIP number and a new Interest
                  Accrual Date, and the CUSIP numbers of the exchanged Global
                  Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

                  Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000, principal amount of the exchanged Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Maturities:       Each Book-Entry Note will mature on a date nine months or more from date of issue.

Notice of         The Paying Agent will give notice to DTC prior to each
Redemption and    Redemption Date or Repayment Date (as specified in the Note),
Repayment Dates:  if any, at the time and in the manner set forth in the Letter of Representation. Such notice shall be sent to DTC by a secure means (E.G., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than two business days before the Publication Date. The Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. The Trustee shall verify the use of such means and the timeliness of such notice. The Publication Date shall not be less than 30 days nor more than 60 days prior to the redemption date.

                  With respect to repayment of Notes at the option of the holder, the Trustee shall send notice to DTC on the day which is the earlier of 60 days prior to the purchase date or five days prior to the commencement of the tender exercise period, and such notice shall specify the CUSIP number of such issue, the start date and end date of the tender exercise period, the repayment price, and the purchase date. The Trustee shall send such notice with respect to an issue of Notes with a "one time only" repayment option when such option arises; in the case of an issue of Notes that are repayable on a regular quarterly, semi-annual, annual, or less frequent cycle, the Trustee shall send such notice with respect to each repayment option as it arises, or shall send such notice with respect to all repayment options when the first such option arises; and, for an issue of Notes that are repayable on a regular monthly cycle, the Trustee shall send such notice with respect to the first repayment option and annually thereafter; provided, however, the Trustee shall in all cases promptly send notice of any change in the issue's operational terms affecting the repayment options (E.G., an upcoming mandatory tender), when known. The Trustee recognizes that DTC will use its Repayment

                  Option Procedures, a copy of which previously has been furnished to the Trustee, to process tenders of the Notes. It is understood that under the Repayment Option Procedures DTC will receive daily instructions from its Participants to tender Notes for purchase. On the purchase date, if after paying DTC for tendered Notes the Trustee wishes to retire the tendered Notes, it shall notify DTC to reduce the principal amount of the issue of the Notes by the aggregate principal amount of the tendered Notes and shall reduce the principal amount of the Global Security evidencing the tendered Notes accordingly.

Denominations:    Book-Entry Notes will be issued in principal amounts of
                  $100,000 or an integral multiple of $1,000 in excess thereof.
                  Global Securities will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:         GENERAL. Interest on each Book-Entry Note will accrue from the
                  Interest Accrual Date of the Global Security representing such
                  Note. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date. Interest payable at the maturity or upon redemption or repayment of a Book-Entry
                  Note will be payable to the person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's
                  Corporation.

                  RECORD DATES. The Record Date with respect to any Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date.

                  FIXED RATE BOOK-ENTRY NOTES. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes, other than Amortizing Notes, will be made semiannually on June 1 and December 1 of each year, and at maturity or upon any earlier redemption or repayment and principal and interest payments on Book-Entry Amortizing Notes will be made semiannually on June 1 and December 1 of each year or quarterly on March 1, June 1, September 1 and December 1 of each year, and at maturity (or any redemption or repayment date); PROVIDED, HOWEVER, that in the case of a Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date. If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                  FLOATING RATE BOOK-ENTRY NOTES. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semiannually or annually. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily, weekly or monthly Interest Reset Date (other than the 11th District Cost of Funds Rate Notes), on the third Wednesday of each month or on the third Wednesday of March, June, September and December or, in the case of 11th District Cost of Funds Rate Notes, all of which reset monthly, the first calendar day of each month, as specified pursuant to Settlement Procedure "A" below; in the case of Floating Rate Book-Entry Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Book-Entry Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Floating Rate Book-Entry Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below and, in each case at maturity; PROVIDED, HOWEVER, that if an Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Notes, except in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and PROVIDED, FURTHER, that in the case of a Floating Rate Book-Entry Note issued between a Record Date and the related Interest Payment Date (a "Book-Entry Gap Note"), the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                  NOTICE OF INTEREST PAYMENT AND RECORD DATES. On the first Business Day of February, May, August and November of each year, the Paying Agent will deliver to the Trustee and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each date upon which interest is determined for Floating Rate Notes issued in book-entry form, the Calculation Agent, if other than the Company, will notify the Company, the Trustee, Paying Agent and Standard & Poor's Corporation of the interest rates determined on such dates.

Calculation of    FIXED RATE BOOK-ENTRY NOTES. Interest on Fixed Rate
Interest:         Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve thirty-day months.

                  FLOATING RATE BOOK-ENTRY NOTES. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of such Notes or in the applicable Pricing Supplement. Interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days, except that, in the case of Treasury Rate Notes and CMT Rate Notes, interest will be calculated on the basis of the actual number of days in the year.


Payments of       PAYMENTS OF INTEREST ONLY. Promptly after each Record Date,
Principal and     the Trustee will deliver to the Company and DTC a written
Interest:         notice specifying by CUSIP number the amount of interest to be paid on each Global Security other than an Amortizing Note on the following Interest Payment Date (other than an Interest
                  Payment Date coinciding with maturity or any earlier redemption or repayment date) and the total of such amounts.
                  DTC will confirm the amount payable on each such Global
                  Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation.
                  In the case of Amortizing Notes, the Paying Agent, if other than the Company, will provide separate written notice to the Company, the Trustee and to DTC prior to each Interest Payment
                  Date at the time and in the manner set forth in the Letter of Representation. If the Paying Agent is the Company, then notice need only be given to the Trustee and to DTC. The
                  Company will pay to the Paying Agent, the total amount of interest due on such Interest Payment Date (and, in the case of an Amortizing Note, principal and interest) (other than at maturity), and the Paying Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                  PAYMENTS AT MATURITY OR UPON REDEMPTION OR REPAYMENT. On or about the first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security other than an Amortizing Note maturing either at maturity or on a redemption or repayment date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or redemption or repayment date of such Global Security. In the case of Amortizing Notes, the Paying Agent will provide separate written notice to the Company (if required) and to DTC prior to the Maturity Date and any redemption or repayment date, as the case may be, at the times and in the manner set forth in the Letter of Representation. The Company will pay to the Paying Agent the principal amount of such Global Security, together with interest due at such Maturity Date or redemption or repayment date. The Paying Agent will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment."

                  PAYMENTS NOT ON BUSINESS DAYS. If any Interest Payment Date or the Maturity Date or redemption or repayment date of a Global Security representing Fixed Rate Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption or repayment date, as the case may be. If any Interest Payment Date or the Maturity Date or redemption or repayment date of a Global Security representing a Floating Rate Book-Entry Note would otherwise fall on a day that is not a Business Day, the payment due on such day shall be made on the next succeeding day that is a Business Day with respect to such Notes with the same effect as if such Business Day were the Interest Payment Date, Maturity Date or date of redemption or repayment, as the case may be, except that, in the case of Book-Entry LIBOR Notes, if such Business Day is in the next succeeding calendar month, such Interest Payment Date or redemption or repayment date shall be the immediately preceding day that is a Business Day with respect to such Book-Entry LIBOR Notes. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption or repayment date of such Global Security, the Registrar will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the immediately preceding Business Day.

                  MANNER OF PAYMENT. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption or repayment shall be paid by the Company to the Paying Agent in funds available for immediate use by the Paying Agent as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by wire transfer to the Paying Agent or by instructing the Paying Agent to withdraw funds from an account maintained by the Company at the Paying Agent solely for such purpose. The Company will confirm such instructions in writing to the Trustee and the Paying Agent. Prior to 10 A.M. (New York City time) on each Maturity Date or redemption or repayment date or, if either such date is not a Business Day, as soon as possible thereafter, following receipt of such funds from the Company the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on any Maturity Date or redemption or repayment date. On each Interest Payment Date or, if any such date is not a Business Day, as soon as possible thereafter, interest payments and, in the case of Amortizing Notes, interest and principal payments shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company, the Trustee, nor the Paying Agent shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                  WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly to the beneficial owner of such Note.

Preparation of    If any order to purchase a Book-Entry Note is accepted by
                  or on behalf

Pricing           of the Company, the Company will prepare a pricing supplement
Supplement:       (a "Pricing Supplement") reflecting the terms of such Note and will arrange to file 10 copies of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and will deliver the number of copies of such Pricing Supplement to the relevant
                  Agent as such Agent shall request by the close of business on the following Business Day. The relevant Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.


                  Pricing Supplements shall be sent to the applicable Agent as indicated below:

                  If to Salomon Brothers Inc:

                  Salomon Brothers Inc
                  8800 Hidden River Parkway
                  Tampa, FL  33637
                  Attn:  Enrique Castro
                  Facsimile Number:  (813) 558-4123

                  If to Chase Securities Inc.:

                  Chase Securities Inc.
                  270 Park Avenue
                  New York, New York  10017
                  Attn:  Rick Zellweger
                  Telephone Number: (212) 834-3155
                  Facsimile Number:  (212) 834-6534


                  If  to Citicorp Securities, Inc.:

                  Citicorp Securities, Inc.
                  399 Park Avenue
                  New York, New York  10043
                  Attn:  J. Darrell Thomas
                  Telephone Number: (212) 291-4096
                  Facsimile Number:  (212) 291-3910


                  If to CS First Boston Corporation:

                  CS First Boston Corporation
                  5 World Trade Center
                  New York, New York  10048
                  Attn: Joan Bryan
                  Telephone Number: (212) 322-5105
                  Facsimile Number:  (212) 803-4096


                  with a copy for recordkeeping purposes to:

                  CS First Boston Corporation
                  Park Avenue Plaza
                  55 East 52nd Street
                  New York, New York  10005
                  Attn: Short and Medium Term Finance
                  Facsimile Number: (212) 318-1498

                  If to Goldman, Sachs & Co.:

                  Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York  10004
                  Attn:  Medium-Term Note Trading
                  Facsimile Number:  (212) 902-0658

                  If to J.P. Morgan Securities Inc.:

                  J.P. Morgan Securities Inc.
                  60 Wall Street, 3rd Floor
                  New York, New York  10260
                  Attn:  Medium-Term Note Desk
                  Facsimile Number:  (212) 648-5909


                  In each instance that a Pricing Supplement is prepared, the Agent receiving such Pricing Supplement will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:       The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the fifth Business Day following such acceptance pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement     Settlement Procedures with regard to each Book-Entry Note sold
Procedures:    by the Company to or through an Agent shall be as follows
               (unless otherwise specified pursuant to a Terms Agreement, as defined in the Agreement):

               A. The relevant Agent will advise the Company by telephone or facsimile transmission or other acceptable means of the following settlement information:

                  1.     Title.

                  2.     Specified Currency, if any.

                  3.     Principal amount.

                  4.     Original Issue Date.

                  5.     Settlement Date, Time and Place.

                  6.     Stated Maturity.

                  7.     In the case of a Fixed Rate Book-Entry
                         Note, the Interest Rate, whether such Note will pay interest annually or semi-annually and whether such Note is an Amortizing Note and, if so, the Amortization Schedule, or, in the case of a Floating Rate Book- Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Accrual Date, Calculation Agent, Exchange Rate Agent (if any), Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Interest Determination Date).

                  8.     Redemption or repayment provisions, if any.

                  9.     Extension Provisions, if any.

                  10.    Amortization provisions, if any.

                  11.    Purchase Price.

                  12.    Price to Public.

                  13. Agent's commission, if any, determined as provided in the Agreement.

                  14.    Net proceeds to the Company.

                  15.    The Agent's Participant account number at DTC.
                         16.     Any other applicable Terms.

               B. The Company will advise the Registrar and the Trustee by telephone facsimile transmission or other acceptable means of the information set forth in Settlement Procedure "A" above (which transmission shall constitute "Instructions" as such term is defined in the Officer's Certificates relating to the Notes pursuant to Section 301 of the Senior Indenture and the Subordinated Indenture). The Company will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the Agent of such CUSIP number by telephone or electronic transmission (confirmed in writing) as soon as practicable.

               C. The Registrar will enter a pending deposit message through
                  DTC's Participant Terminal System, providing the following settlement information to DTC, the relevant Agent and Standard & Poor's Corporation:

                  1.       The information set forth in Settlement Procedure
                           "A".

                  2. The Initial Interest Payment Date for such Note, the number of days by which such date succeeds the related DTC Record Date (which in the case of Floating Rate Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Notes, shall be the Record Date as defined in the Note) and, if known, the amount of interest payable on such Initial Interest Payment Date.

                  3. The CUSIP number of the Global Security representing such Note.

                  4. Whether such Global Security will represent any other BookEntry Note (to the extent known at such time) and whether such Note is an Amortizing Note (by an appropriate notation in the comments field of DTC's Participant Terminal System).

                  5. The DTC participant number of the institution through which the Company will hold the Book-Entry Note.

               D. The Registrar will complete and authenticate the Global
                  Security representing such Note in accordance with the terms of the written order of the Company then in effect.

               E. DTC will credit such Note to the Registrar's participant account at DTC.

               F. The Registrar will enter an SDFS deliver order through
                  DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Registrar's participant account and credit such Note to the relevant Agent's participant settlement account and credit the Registrar's settlement account for an amount equal to the price of such Note less such Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Registrar to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Registrar is holding such Global Security pursuant to the Medium- Term Note Certificate Agreement between the Trustee, the Registrar and DTC.

               G. Unless the relevant Agent purchased such Note as principal, such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement account of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

               H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

               I. The Registrar, upon confirming receipt of such funds, will credit to the U.S. dollar account of the Company maintained at a bank in New

                  York City, notified to the Registrar from time to time, in funds available for immediate use in the amount transferred to the Registrar, in accordance with Settlement Procedure "F".

               J. Unless the relevant Agent purchased such Note as principal, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

               K. Monthly, the Registrar will send to the Trustee and the
                  Company a statement setting forth the principal amount of Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Registrar but which have not yet been settled.


Settlement        For sales by the Company of Book-Entry Notes to or through an
Procedures        Agent (unless otherwise specified pursuant to a Terms
Timetable:        Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


                  SETTLEMENT
                   PROCEDURE                              TIME
                   ---------                              ----

                       A                         11:00 A.M. on the sale date
                       B                         12:00 noon on the sale date
                       C                         2:00 P.M. on the sale date
                       D                         9:00 A.M. on settlement date
                       E                         10:00 A.M. on settlement date
                      F-G                        2:00 P.M. on settlement date
                       H                         4:45 P.M. on settlement date
                      I-J                        5:00 P.M. on settlement date

                  If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12 noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12 noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                  If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure           If the Registrar fails to enter an SDFS deliver order with
to Settle:        respect to a Book-Entry Note pursuant to Settlement Procedure
                  "F", the Registrar may deliver to DTC, through DTC's
                  Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Registrar's participant account, provided that the Registrar's participant account contains a principal amount of the Global
                  Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Registrar will mark such Global
                  Security "cancelled", make appropriate entries in the Registrar's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Registrar will exchange such Global Security for two Global
                  Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry
                  Notes previously represented by the surrendered Global
                  Security and actions described in the preceding paragraph.

                  If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter a deliver order through DTC's Participant Terminal System debiting such Note to such Agent's participant account and crediting such Note to the participant account of the Trustee and shall notify the Trustee and the Company thereof. Thereafter, the Trustee, (i) will immediately notify the Company, once the Trustee has confirmed that such Note has been credited to its participant account, and the Company shall immediately transfer by Fedwire (in immediately available funds) to the Agent an amount equal to the price of such Note which was previously sent by wire transfer to the account of
                  the Company maintained at                              and
                  (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the settlement date, if possible, and in any event not later than 5:00 P.M. on the following Business Day. If the fail shall have occurred for any reason other than failure of such Agent to provide the settlement information to the Company or to provide a confirmation to the purchaser, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                  Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any action in accordance with its SDFS operating procedures then in effect.

                  In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

Posting Rates     The Company and the Agents will discuss from time to
by Company:       time the rates of interest per annum to be borne by and the maturity of Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agent.

Trustee Not To    Nothing herein shall be deemed to require the Paying
Risk Funds:       Agent or the Trustee to risk or expend its own funds in
                  connection with any payments to the Company, the Agents, DTC or any holders of Notes, it being understood by all parties that payments made by the Trustee or the Paying Agent to the Company, the Agents, DTC or any holders of Notes shall be made only to the extent that funds are provided to the Trustee for such purpose.

            PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

                  The Trustee will serve as registrar in connection with the Certificated Notes.

Issuance:         Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated
                  Note (or any portion thereof) issued subsequently upon exchange of a Certificated Note, or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated
                  Note.

Registration:     Certificated Notes will be issued only in fully registered form without coupons.

Transfers and     A Certificated Note may be presented for transfer or
Exchanges:        exchange at the principal corporate trust office of the
                  Registrar. Certificated Notes will be exchangeable for other
                  Certificated Notes having identical terms but different authorized denominations without service charge. Certificated
                  Notes will not be exchangeable for Book-Entry Notes.

Maturities:       Each Certificated Note will mature on a date nine months or more from date of issue.

Currency:         The currency denomination with respect to any Certificated
                  Note and the currency of payment of interest and principal with respect to any such Certificated Note shall be as set forth therein and in the applicable pricing supplement.

Denominations:    Unless otherwise provided in a Prospectus Supplement, the
                  denomination of any Certificated Note will be a minimum of $100,000 or any amount in excess thereof that is an integral multiple of $1,000 (or in the case of Notes not denominated in U.S. dollars as specified in the applicable Pricing
                  Supplement).

Interest:         GENERAL. Interest on each Certificated Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date; provided that in the case of Floating Rate Notes with respect to which the Interest
                  Reset Period is daily or weekly, interest payable on any Interest Payment Date (other than interest payable on any date on which principal thereof is payable, and, if the Note is a Certificated Gap Note (as defined below), other than interest payable on the first Interest Payment Date after the Original
                  Issue Date thereof) will include interest accrued through and including the Record Date immediately preceding the Interest
                  Payment Date, except that at maturity or earlier redemption or repayment, the interest payable will include interest accrued to, but excluding, the Maturity Date or the date of redemption or repayment, as the case may be.

                  RECORD DATES. The Record Date with respect to any Interest Payment Date in respect of a Certificated Note shall be the date 15 calendar days immediately preceding such Interest Payment Date.

                  FIXED RATE CERTIFICATED NOTES. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes, other than Amortizing Notes, will be made semiannually on June 1 and December 1 of each year, and at maturity or upon any earlier redemption or repayment and principal and interest payments on Certificated Amortizing Notes will be made semiannually on June 1 and December 1 of each year or quarterly on March 1, June 1, September 1 and December 1 of each year, and at maturity (or any redemption or repayment date); PROVIDED, HOWEVER, that in the case of a Fixed Rate Certificated Note issued between a Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest Payment will be made on the Interest Payment Date following the next succeeding Record Date.

                  FLOATING RATE CERTIFICATED NOTES. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually or annually. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest will be payable, in the case of Floating Rate Certificated Notes with a daily, weekly or monthly Interest Reset Date (other than the 11th District Cost of Funds Rate Notes), on the third Wednesday of each month or on the third Wednesday of March, June, September and December or, in the case of 11th District Cost of Funds Rate Notes, all of which reset monthly, the first calendar day of each month, as specified pursuant to Settlement Procedure "A" below; in the case of Floating Rate Certificated Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Certificated Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Floating Rate Certificated Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; PROVIDED, HOWEVER, that if an Interest Payment Date for Floating Rate Certificated Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and PROVIDED, FURTHER, that in the case of a Floating Rate Certificated Note issued between a Record Date and the related Interest Payment Date (a "Certificated Gap Note"), the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date, and in such case, notwithstanding the fact that an Interest Reset Date may occur prior to such Interest Payment Date, the Initial Interest Rate shall remain in effect until the first Interest Reset Date occurring on or subsequent to such Interest Payment Date.

                  NOTICE OF INTEREST PAYMENT AND RECORD DATES. On the first Business Day of February, May, August and November of each year, the Paying Agent will deliver to the Company and to the Trustee a written list of Record Dates and Interest Payment Dates that will occur with respect to Certificated Notes during the six-month period beginning on such first Business Day. Promptly after each date upon which interest is determined for Floating Rate Notes issued in certificated form, the Calculation Agent will notify the Company, the Paying Agent and the Trustee of the interest rates determined on such dates.

Calculation of    FIXED RATE CERTIFICATED NOTES. Interest on Fixed Rate
Interest:         Certificated Notes (including interest for partial periods)
                  will be calculated on the basis of a 360-day year of twelve
                  30-day months.

                  FLOATING RATE CERTIFICATED NOTES. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of such Notes. Interest on Floating Rate Certificated Notes will be calculated on the basis of actual days elapsed and a year of 360 days, except that, in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of       The Company will pay to the Paying Agent, the principal

Principal and     amount of each Certificated Note (other than an Amortizing
Interest:         Note), together with interest due thereon, at its Maturity
                  Date or upon redemption or repayment of such Note in funds available for immediate use by the Paying Agent. In the case of an Amortizing Note, the Company will pay to the Paying
                  Agent the principal amount due on such Note on such date, together with interest due thereon, at its Maturity Date or upon redemption or repayment of such Note in funds available for immediate use by the Paying Agent. The Paying Agent will pay such amount to the holder of such Note at its Maturity
                  Date or upon redemption or repayment of such Note upon presentation and surrender of such Note to the Paying Agent.
                  Such payment, together with payment of interest due at maturity or upon redemption or repayment, will be made in funds available for immediate use by the holder of such Note.
                  Promptly after such presentation and surrender, the Registrar will cancel such Certificated Note in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation. Unless otherwise specified in the applicable Pricing Supplement, all interest payments on a Certificated Note or, in the case of a Certificated Amortizing
                  Note, payments of principal and interest (other than interest
                  (or interest and principal) due at maturity or upon redemption or repayment) will be made by check drawn on the Trustee (or another person appointed by the Trustee) and mailed by the Paying Agent to the person entitled thereto as provided in such Note and the Indenture; PROVIDED, HOWEVER, that (i) the holder of $10,000,000 or more of Notes having the same
                  Interest Payment Date will be entitled to receive payment by wire transfer of immediately available funds and (ii) unless otherwise specified in the applicable Pricing Supplement or unless alternative arrangements are made, payments on Notes in a currency other than U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United
                  States and, with respect to clauses (i) and (ii) above, the holder of such Notes will provide the Paying Agent with appropriate and timely wire transfer instructions.

                  Promptly after each Record Date, the Paying Agent will deliver to the Company a written notice specifying the amount of interest to be paid on each Certificated Note other than an Amortizing Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with maturity or any earlier redemption or repayment date) and the total of such amounts. In the case of Amortizing Notes, the Paying Agent will provide separate written notice to the Company specifying the amount of interest and principal to be paid on each Amortizing Note on the following Interest Payment Date (other than an Interest Payment

                  Date coinciding with maturity or any earlier redemption or repayment date) and the total of such amounts. Interest at maturity or upon redemption or repayment will be payable to the person to whom the payment of principal is payable. On or about the first Business Day of each month, the Paying Agent will deliver to the Company and the Trustee a written list of principal and interest, to the extent ascertainable, to be paid on each Certificated Note including Amortizing Notes maturing or to be redeemed or repaid in the following month. The Paying Agent will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                  If any Interest Payment Date or the Maturity Date or redemption or repayment date of a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption or repayment date, as the case may be. If any Interest Payment Date or the Maturity Date or redemption or repayment date of a Floating Rate Certificated Note would otherwise fall on a day that is not a Business Day with respect to such Note, the payment due on such day shall be made on the next succeeding day that is a Business Day with respect to such Note with the same effect as if such Business Day were the stated Interest Payment Date, Maturity Date or date of redemption or repayment, as the case may be, except that, in the case of Certificated LIBOR Notes, if such Business Day is in the next succeeding calendar month, such Interest Payment Date, Maturity Date or redemption or repayment date shall be the immediately preceding day that is a Business Day with respect to such Certificated LIBOR Notes.

Preparation of    If any order to purchase a Certificated Note is accepted by
Pricing           or on behalf of the Company, the Company will prepare a
Supplement:       Pricing Supplement reflecting the terms of such Note and will arrange to file 10 copies of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule
                  424(b) under the Act and will deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request by the close of business on the following
                  Business Day. The relevant Agent will cause such Pricing
                  Supplement to be delivered to the purchaser of the Note.

                  Pricing Supplements shall be sent to the applicable Agent as indicated below:

                  If to Salomon Brothers Inc:

                                Salomon Brothers Inc
                                8800 Hidden River Parkway
                                Tampa, FL  33637
                                Attn:  Enrique Castro
                                Facsimile Number:  (813) 558-4123

                           If to Chase Securities Inc.:

                                Chase Securities Inc.
                                270 Park Avenue
                                New York, New York  10017
                                Attn:  Rick Zellweger
                                Telephone Number: (212) 834-3155
                                Facsimile Number:  (212) 834-6534


                           If  to Citicorp Securities, Inc.:

                                Citicorp Securities, Inc.
                                399 Park Avenue
                                New York, New York  10043
                                Attn:  J. Darrell Thomas
                                Telephone Number: (212) 291-4096
                                Facsimile Number:  (212) 291-3910


                           If to CS First Boston Corporation:

                                CS First Boston Corporation
                                5 World Trade Center
                                New York, New York  10048
                                Attn: Joan Bryan
                                Telephone Number: (212) 322-5105
                                Facsimile Number:  (212) 803-4096

                           with a copy for recordkeeping purposes to:

                                CS First Boston Corporation
                                Park Avenue Plaza
                                55 East 52nd Street
                                New York, New York  10005
                                Attn: Short and Medium Term Finance
                                Facsimile Number: (212) 318-1498

                           If to Goldman, Sachs & Co.:

                                Goldman, Sachs & Co.
                                85 Broad Street
                                New York, New York  10004
                                Attn: Medium-Term Note Trading
                                Facsimile Number:  (212) 902-0658

                           If to J.P. Morgan Securities Inc.:

                                J.P. Morgan Securities Inc.
                                60 Wall Street, 3rd Floor
                                New York, New York  10260
                                Attn:  Medium-Term Note Desk
                                Facsimile Number:  (212) 648-5909


                  In each instance that a Pricing Supplement is prepared, the Agent receiving such Pricing Supplement will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:       The receipt by the Company of immediately available funds in payment for an authenticated Certificated Note delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the fifth Business
                  Day following such acceptance pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement        Settlement Procedures with regard to each Certificated Note
Procedures:       sold by the Company to or through an Agent shall be as follows
                  (unless otherwise specified pursuant to a Terms Agreement):

                  A. The relevant Agent will advise the Company by facsimile transmission or other acceptable means that such Note is a Certificated Note and of the following settlement information:

                           1. Name in which such Note is to be registered ("Registered Owner").

                           2. Address of the Registered Owner and address for payment of principal and interest.

                           3. Taxpayer identification number of the Registered Owner (if available).

                           4.       Title.

                           5.       Specified Currency.

                           6.       Principal Amount.

                           7.       Original Issue Date.

                           8.       Settlement Date, Time and Place.

                           9.       Stated Maturity.

                           10. In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semi- annually and whether such Note is an Amortizing Note and, if so, the Amortization Schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Accrual Date, Calculation Agent, Exchange Rate Agent (if any), Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Interest Determination Date.

                           11.      Redemption or repayment provisions, if any.

                           12.      Extension Provisions, if any.

                           13.      Amortization Provisions, if any.

                           14.      Purchase Price.

                           15.      Price to Public.

                           16. Agent's commission, if any, determined as provided in the Agreement.

                           17.      Denominations.

                           18.      Net proceeds to the Company.

                           19.      Any other applicable Terms.

                  B. The Company will advise the Registrar and the Trustee by telephone, facsimile transmission or other acceptable means of the information set forth in Settlement Procedure "A" above (which transmission shall constitute "Instructions" as such term is defined in the Officer's Certificates relating to the Notes pursuant to Section 301 of the Senior Indenture and the Subordinated Indenture).

                  C. The Company will have delivered to the Registrar a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Trustee:

                           1.       Note with customer confirmation.

                           2.       Stub One - For the Trustee.

                           3.       Stub Two - For the relevant Agent.

                           4.       Stub Three - For the Company.

                  D. The Registrar will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Registrar. Such delivery will be made only against such acknowledgement of receipt and evidence that instructions have been given by such Agent for payment to the account of the Company maintained at the Trustee, New York, New York (or, with respect to Notes payable in a Specified Currency other than U.S. dollars, to an account maintained at a bank selected by the Company notified to the relevant Agent from time to time in writing) in funds available for immediate use, of an amount equal to the price of such Note less such Agent's commission, if any. In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                  E. Unless the relevant Agent purchased such Note as principal, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                  F. The Registrar will send Stub Three to the Company by first-class mail. Periodically, the Registrar will also send to the Company and to the Trustee a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Registrar but which have not yet been settled.


Settlement        For sales by the Company of Certificated Notes to or through
Procedures        an Agent (unless otherwise specified pursuant to a Terms
Timetables:       Agreement), Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times
                  (New York City time) set forth below:

                  SETTLEMENT
                   PROCEDURE                TIME
                   ---------                ----

                       A             2:00 P.M. on day before settlement date
                       B             3:00 P.M. on day before settlement date
                      C-D            2:15 P.M. on settlement date
                       E             3:00 P.M. on settlement date
                       F             5:00 P.M. on settlement date

Failure           If a purchaser fails to accept delivery of and make payment
to Settle:        for any Certificated Note, the relevant Agent will notify the
                  Company and the Registrar by telephone and return such Note to the Registrar. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Agreement, then the Company will reimburse such Agent or the Trustee or the Registrar, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company (such reimbursement for loss of the use of such funds to be based on the federal funds effective rate then in effect). Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Registrar will mark such Note "cancelled", make appropriate entries in the Registrar's records and send such Note to the Company.

Posting Rates     The Company and the Agents will discuss from time to
by Company:       time the rates of interest per annum to be borne by and the maturity of Notes that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agent.

Trustee Not to    Nothing herein shall be deemed to require the Trustee
Risk Funds:       to risk or expend its own funds in connection with any
                  payments to the Company, the Agents or any holders of Notes, it being under stood by all parties that payments made by the Trustee to the Company, the Agents or any holders of Notes shall be made only to the extent that funds are provided to the Trustee for such purpose.